Exhibit 1
CONTRIBUTION AGREEMENT
     This CONTRIBUTION AGREEMENT (the “Agreement”) is made and entered into as of October 18, 2010, by and between Swenson Granite Company LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholder (“Stockholder”) of Rock of Ages Corporation (“Company”).
RECITALS
     A. This Agreement is entered into in connection with that certain Agreement and Plan of Merger dated as of even date herewith, as amended from time to time (the “Merger Agreement”), by and among the Company, Parent and Granite Acquisition, LLC (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, the separate limited liability company existence of Merger Sub will cease, and the Company will continue as the surviving corporation as a wholly-owned subsidiary of Parent, all upon and subject to the terms and conditions of the Merger Agreement (the “Merger”). Capitalized terms that are used in this Agreement which are not otherwise defined herein will have the meanings given such terms in the Merger Agreement. This Agreement shall take effect only upon the date of execution of the Merger Agreement (the “Contribution Agreement Effective Date”).
     B. Stockholder currently holds shares of membership interest in Parent or is related by blood or marriage to a holder of shares of membership interest in Parent; Stockholder also currently owns record or beneficial title to those shares of Class A Common Stock and Class B Common Stock of the Company (all such shares of Stockholder, the “Company Shares”) set forth on the signature page of this Agreement, which Stockholder has agreed to deposit under the terms and conditions of this Agreement (following deposit by Shareholder in accordance herewith, Company Shares are referred to as “Deposited Company Shares”). Shortly prior to the Effective Time of the Merger, Stockholder’s Deposited Company Shares will be contributed to Parent in consideration for the issuance to the Stockholder of (i) a number of additional shares of membership interest in Parent to be determined based on the Exchange Ratio set forth in Section 1.5 of this Agreement, and (ii) an amount of cash in lieu of fractional shares of membership interest in Parent as is determined in accordance with Section 1.5 of this Agreement.
     C. Stockholder is entering into this Agreement in connection with, and as a material inducement to, Parent entering into the Merger Agreement.
AGREEMENT
     The parties to this Agreement, intending to be legally bound, agree as follows:

1.	AUTHORIZATION AND SALE OF SHARES.
          1.1 AUTHORIZATION. Parent has duly authorized and taken, or will prior to the Exchange Effective Time (as defined in Section 1.5 below) have duly authorized and taken, all such limited liability company action and other action as is necessary for (i) the issuance, sale and delivery, pursuant to the terms of this Agreement and other similar Contribution Agreements between Parent and certain other holders of shares of Class A Common Stock and/or Class B Common Stock of the Company, of shares of membership interest in Parent (shares of membership interest in Parent are referred to herein as “Parent Shares”), and (ii) the payment of cash in lieu of fractional shares of membership interest in Parent pursuant to the terms of this Agreement and other similar Contribution Agreements between Parent and certain other holders of shares of Class A Common Stock and/or Class B Common Stock of the Company.
          1.2 DEPOSIT OF COMPANY SHARES. No later than thirty (30) calendar days after the Contribution Agreement Effective Date, Stockholder and any agent of Stockholder holding certificates evidencing Company Shares (including without limitation any broker holding securities in “street name”) shall deliver or cause to be delivered one or more certificates representing the Company Shares to Parent, duly endorsed for transfer or together with duly executed stock powers both reasonably acceptable in form to Parent and sufficient to transfer the same to Parent for disposition in accordance with the terms of this Agreement. Such Company Shares shall be held by Parent or any agent duly authorized by Parent in accordance with the terms of this Agreement.
          1.3 POWER OF ATTORNEY. Stockholder hereby irrevocably constitutes and appoints Robert Pope, President and Chief Executive Officer of Parent, and any individual who shall hereafter succeed such person as Chief Executive Officer of Parent, and any other person designated in writing by Parent from time to time, each of them individually, as its true and lawful attorney-in-fact (the “Attorney”) with full power to act alone and of substitution and resubstitution, and with full power in the name of, for and on behalf of Stockholder, with respect to all matters arising in connection with the Merger and/or the Exchange, to (a) vote or execute written consents with respect to the Deposited Company Shares in accordance with the Voting Agreement dated as of even date herewith between Parent and Stockholder, (b) sell and deliver to the Parent the Deposited Company Shares as part of the Exchange in return for the consideration set forth in Section 1.5 below, and (c) make, execute, acknowledge and deliver all such other contracts, stock powers, receipts, certificates, letters and other writings, and in general to do all things and to take all actions which the Attorney, in his sole discretion, may consider necessary or proper in connection with or to carry out his powers with regard to parts (a) and (b) of this sentence. The Attorney is empowered to determine the time or times when, purpose for, and manner in which any power herein conferred upon him shall be exercised, and the parties hereto acknowledge that Robert Pope is an officer of the Parent. The power of attorney granted herein is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be terminated by any act of any of the undersigned or by operation of law, whether by the death or incapacity of any of the undersigned or by the occurrence of any other event or events; notwithstanding the foregoing, the power of attorney granted herein shall terminate upon the termination of this Agreement in accordance with Section 3.9 below.
          1.4 COVENANT REGARDING TRANSFER OF COMPANY SHARES. Stockholder agrees with Parent that, prior to the Expiration Date (as defined below), Stockholder will not, other than as contemplated herein, directly or indirectly, sell, transfer, exchange, pledge, encumber or otherwise dispose of, or in any other way reduce Stockholder’s risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any Deposited Company Shares; provided, however, that notwithstanding the foregoing, Stockholder may transfer all or any portion of the Deposited Company Shares (a) by will or intestacy, (b) to Stockholder’s members, partners, affiliates or immediate family members (including Stockholder’s spouse, lineal descendants, father, mother, brother, sister or first cousin, and father, mother, brother or sister of Stockholder’s spouse), (c) to Parent or any parent, subsidiary or affiliate of Parent, or (d) to a trust, the beneficiaries of which are such Stockholder and/or members of Stockholder’s immediate family; provided, further, that the donee or transferee agrees, in a writing reasonably satisfactory in form and content to Parent, to be bound by the restrictions set forth in this Agreement, and to grant the powers granted to Attorney herein, in the same manner as Stockholder. Any sale, transfer, exchange, pledge, encumbrance or other disposition in violation of this Section 1.4 shall be void ab initio.
          1.5 TRANSFER OF COMPANY SHARES. Effective as of 5:00 p.m. Eastern (U.S.) Time on the Business Day immediately preceding the day on which the Effective Time shall occur (the “Exchange Effective Time”), Stockholder shall, through and by the Attorney, sell, assign and convey to Parent all of his or her right, title and interest in and to the Company Shares set forth on the signature page hereof, in consideration of the issuance and payment (the “Exchange”) to Stockholder of (i) a number of Parent Shares to be determined by multiplying each Company Share being sold, assigned and conveyed by a fraction, the numerator of which shall be the Merger Consideration and the denominator of which shall be $18,241.30 (such fraction, the “Exchange Ratio”), and rounding the result down to the nearest whole integer, and (ii) an amount of cash in lieu of issuance of any fractional share that would otherwise be issued pursuant to part (i) of this sentence, calculated pursuant to the provisions of the last sentence of this Section 1.5. Upon issuance of the Parent Shares in the Exchange to the Stockholder, such Parent Shares shall be fully-paid and duly and validly issued to Stockholder. From and after the Exchange Effective Time, the Stockholder shall be considered a Shareholder as defined in the Amended and Restated Limited Liability Company Agreement of Parent dated as of July 27, 2010, as amended (the “LLC Agreement”) for all purposes thereunder. Notwithstanding anything to the contrary herein, no fraction of a Parent Share shall be issued to Stockholder pursuant to this Agreement, but in lieu thereof (if Stockholder would otherwise be entitled to a fraction of a Parent Share pursuant to part (i) of the first sentence of this Section 1.5), Stockholder shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) that fraction of a Parent Share that Stockholder would otherwise be due multiplied by (ii) $18,241.30.
          1.6 EXCHANGE OBLIGATION UNCONDITIONAL. Stockholder acknowledges and agrees that Parent is entering into the Merger Agreement in reliance on the execution, delivery and complete performance of this Agreement by Stockholder, and that the Company will prepare definitive proxy materials for its shareholders based on the representations, warranties and covenants of Stockholder contained in this Agreement. From and after the Contribution Agreement Effective Date of this Agreement, Stockholder’s obligation to effect the Exchange at the Exchange Effective Time shall be absolute and unconditional, and shall not be relieved on account of any condition precedent, condition subsequent, breach or alleged breach or non-performance by Parent or any other party to the Merger Agreement.
          1.7 AGREEMENT TO BE BOUND BY LLC AGREEMENT. In the event that the Stockholder is not currently a member of the Company, then by execution of this Agreement, the Stockholder hereby agrees to become a member of Parent at the Exchange Effective Time, and agrees to be bound by the terms and conditions of the LLC Agreement.
     2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Stockholder hereby represents, warrants and covenants as follows:
          2.1 AUTHORITY; ENFORCEABILITY. Stockholder has full power and authority to enter into, execute, deliver and perform Stockholder’s obligations under this Agreement and to make the representations, warranties and covenants contained herein, and that all corporate or similar action required for the authorization, execution, delivery and the performance of all obligations of Stockholder under this Agreement and the agreements contemplated hereby have been obtained. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. The execution and delivery of this Agreement and the performance by Stockholder of his obligations hereunder will not result in any breach or violation of, or be in conflict with or constitute a default under, or result in the imposition or any lien or security interest under, any agreement, judgment, order, injunction, law or regulation to which Stockholder is a party or by which the Deposited Company Shares are bound.
          2.2 SUBJECT SHARES OWNED. As of the Contribution Agreement Effective Date, Stockholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of the Company capital stock set forth below Stockholder’s name on the signature page of this Agreement, free and clear from any lien, claim or other encumbrance. If Stockholder is a beneficial owner but not the record holder of the Deposited Company Shares, Stockholder agrees to take all actions necessary to cause the record holder to deliver to Parent record and beneficial title to all of the Deposited Company Shares in accordance with Section 1.

          2.3 FURTHER ASSURANCES. Stockholder agrees to execute and deliver to Parent any additional documents and instruments, and take such actions, as are reasonably necessary to carry out the purposes and intent of this Agreement.
     3. MISCELLANEOUS.
          3.1 SEVERAL AGREEMENTS. This Agreement, by and between Parent and Stockholder, represents one of several such contribution agreements between Parent and certain persons who own of record or beneficially Company Shares. Each such contribution agreement shall be a several obligation of Stockholder and Parent, and the execution and delivery, performance or termination of this Agreement shall not be subject to or conditioned upon the execution and delivery, performance or termination by any other person of the terms of any such other contribution agreement.
          3.2 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.
          3.3 AMENDMENT AND WAIVER. This Agreement or any provision hereof may be amended, modified, superseded, canceled, renewed, waived or extended only by an agreement in writing executed by Parent and Stockholder. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.
          3.4 ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be transferred or assigned by Parent or Stockholder at any time without the prior written consent of Parent and Stockholder; provided, however, that Stockholder may transfer or assign this Agreement and all rights and obligations hereunder under the conditions set forth in Section 1.4. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.
          3.5 GOVERNING LAW. The validity, interpretation and enforcement of this Agreement will be governed by and construed in accordance with the internal laws of the State of Vermont, excluding that body of laws pertaining to conflict of laws.
          3.6 CONSENT TO JURISDICTION; VENUE; WAIVER. In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Vermont and to the United States District Court for the District of Vermont, and agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in any

Vermont state or federal court sitting in the State of Vermont. PARENT AND STOCKHOLDER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT OR STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
          3.7 COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ and experts’ fees.
          3.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which, taken together, constitute one and the same agreement.
          3.9 ENTIRE AGREEMENT; TERMINATION. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. This Agreement shall only terminate on the “Expiration Date,” which shall be the earlier to occur of (i) such time as the Merger Agreement is terminated in accordance with its terms, (ii) the Effective Time (as defined in the Merger Agreement), or (iii) the date of execution of a written agreement by both Parent and Stockholder explicitly terminating this Agreement.
          3.10 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that each party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to each party upon any such violation, each party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available at law or in equity, without the posting of any bond.
          3.11 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by facsimile, or sent by overnight courier (prepaid) to the respective parties as follows:

If to Parent:	Swenson Granite Company LLC
369 North State Street
Concord, NH 03301
Attention: Robert Pope, President and Chief Executive Officer

With copy to:	Sheehan Phinney Bass + Green PA
1000 Elm Street
Manchester, NH 03101
Attention: Alan L. Reische, Esq.

If to Stockholder:	To the addresses for notice set forth on the last page hereof.
or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the Contribution Agreement Effective Date.

STOCKHOLDER:

(INDIVIDUAL SIGNATURE BLOCK):	(ENTITY SIGNATURE BLOCK):

(please print or type complete name of entity)

(signature)

Name:	By:

(please print or type full name)	(signature)
Name:

(please print or type full name)
Title:

(please print or type full name)

Class A Common Stock of the Company held directly or indirectly (No. of Shares):

Class B Common Stock of the Company held directly or indirectly (No. of Shares):

Class A Common Stock of the Company held directly or indirectly (No. of Shares) to be converted:

Class B Common Stock of the Company held directly or indirectly (No. of Shares) to be converted:

Address:	With a copy of any notice to:

Telephone:	Telephone:

Facsimile:	Facsimile:

SWENSON GRANITE COMPANY LLC
By:
Name:
Title:
[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

Affirmation by Witness
     I, the undersigned witness, witnessed the Stockholder sign this Agreement, which includes a provision by which the Stockholder is granting a power of attorney. I affirm that the Stockholder appeared to me to be of sound mind and free from duress at the time the Stockholder signed this Agreement, and the Stockholder affirmed to me that the Stockholder was aware of the nature of this document and signed it freely and voluntarily.
_______________________________________
Witness
Print Name: ____________________________
Acknowledgment
[The witness and the notary may not be the same person.]
State of _______________
County of ______________, ss.
     At _______________, in said County and State, this __ day of _______________, 2010, personally appeared the above-named Stockholder, who is known to me or was otherwise suitably identified, and he/she acknowledged to me that the execution of this Agreement was his or her free act and deed.
Before me,

________________________________________________
Notary Public
Print Name: __________________________________________
Commission Expires: ________________________
Acceptance by Agent
     The undersigned agent, Kurt M. Swenson, is executing this Agreement solely for the purpose of attesting, with respect to the power of attorney granted to him in this Agreement, that he: (A) accepts the appointment as agent; (B) understands the duties under the power of attorney and under the law; (C) understands that he has a duty to act if expressly required to do so in the power of attorney consistent with 14 V.S.A. §3506(c) and other applicable laws; and (D) understands that he is expected to use his special skills or expertise on behalf of the principal, if so specified in the power of attorney.
Signed on the __ day of _______________, 2010
_________________________________________________
Kurt M. Swenson
[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT, CONTINUED]